Exhibit 10.1

KGLNG Master Agreement

BETWEEN

EAST LNG PTE LTD

AND

CROWN LNG INDIA AS

AND

CROWN LNG HOLDING AS

AND

CROWN LNG HOLDINGS LIMITED

AND

CROWN LNG (SINGAPORE) PTE. LTD.

28 October 2024

Page | 2 of 24

PARTIES

This amended agreement (the “Agreement”) is made on 28 October 2024 between:

(1)

East LNG Pte. Ltd., a private limited liability company incorporated under the laws of Singapore, with registered address at 7500a, Beach Road, #14-302 the Plaza, Singapore 199591, and with business registration number 201622928W (the “Seller”);

(2)

Crown LNG India AS, a private limited liability company incorporated under the laws of Norway, with registered address at Drammensveien 147A, 0277 Oslo, Norway, and with business registration number 926 787 853 (the “Original Buyer”);

(3)	Crown LNG (Singapore) Pte. Ltd., a private limited liability company in the process of being incorporated (“New Buyer”);

(4)

Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway, with registered address at Skøyen Atrium, Drammensveien 147, 0277 Oslo, Norway, and with business registration number 817 120 962 (“CHO”); and

(5)

Crown LNG Holdings Limited, a private limited liability company incorporated on the Island of Jersey, Channel Islands, with primary place of business at 37th Floor, 1 Canada Square, Canary Wharf, London, Greater London E14 5AA, United Kingdom (“PubCo”);

collectively referred to the “Parties” and each individually as a “Party”.

BACKGROUND

(A)

The Crown Group, directly or indirectly through its affiliates, develops, finances, owns and operates liquefied natural gas (“LNG”) terminals as part of the liquefaction and regasification portions of the LNG chain.

(B)

Save for the 1,000 shares held by a local director, the Seller owns all of the shares of Krishna Godavari LNG Terminal Pvt. Ltd. (such shares, the “Shares”), a private limited liability company incorporated under the laws of the state Andrha radish, India, with registered address at 67-11-7/6, 5th Floor, VJ Inn, LB Nagar Main Road, Kakinada ± 533001, East Godavari Dist., AP, India (the “Company”).

(C)

The Seller and a subsidiary of the Original Buyer, Crown LNG India Limited (“CHH”), entered into an exclusivity agreement dated 3 June 2020, and amended in three amendment agreements, dated 9 September 2020, 31 March 2021 and 3 August 2023 respectively (the “Exclusivity Agreement”) to finance, build, own, operate and lease out an offshore LNG import and regasification terminal (the “Re-gas Terminal”) at Kakinada, East Godavari in India (the “Project”).

(D)

On 3 August 2023, the Parties also entered into an agreement, subsequently amended on 9 October 2023 (the “KGLNG Transaction Agreement”), whereby the Seller granted the Original Buyer: (i) certain rights to an amount equal to any distributions paid by the Company to its shareholders (each a “Future Payment”) until the aggregate amount of Future Payments made by the Seller to the Original Buyer equals the Maximum Future Payment Amount (as defined in the KGLNG Transaction Agreement) (the “Future Payment Right”), and (ii) an option to buy the Shares (the “Option”).

(E)

The Project was valued at USD 242,000,000 based on a discounted cash flow projection methodology prepared by a recognised international financial adviser on 19 July 2023 (the “Initial Valuation Analysis”). Amongst other things, the Initial Valuation Analysis was based on the assumption that contracts for the construction, financing and operation of the Project (assuming use and delivery of the Crown Group’s LNG regasification solution in a timely fashion) would be secured and that the Project would be successfully completed.

Page | 3 of 24

(F)

In conjunction with the entry into of the KGLNG Transaction Agreement, Catcha Investment Group (“Catcha”) and CHO, being the then parent company of the Original Buyer, entered into a business combination agreement with PubCo and CGT Merge II Limited (the “Business Combination Agreement”) to combine the business of CHO, Catcha and PubCo, outlining the terms for CHO’s combination with PubCo, listed at the NYSE, and subsequent raise of sufficient proceeds to inter alia fund and realise the Project from an initial public offering of the Crown Group.

(G)

On 9 July 2024 the combination under the Business Combination Agreement was completed, and trading of the shares and warrants of PubCo commenced on the Nasdaq (instead of NYSE). However, the transaction failed to raise the required Proceeds to fund the development of the Project.

(H)

On 2 August 2024, the Original Buyer exercised the Option under the KGLNG Transaction Agreement to purchase the Shares from the Seller (in order to avoid that the right to acquire the Shares expired on 3 August 2024). At the date of this Agreement, the sale and purchase of the Shares has not been completed in accordance with the Option.

(I)

An updated valuation analysis of the Project prepared by the same recognised international financial advisor dated 30 June 2024, based on the same valuation methodology as the Initial Valuation Analysis, values the Project at USD 231,800,000 (the “Updated Valuation Analysis”). However, since the combination pursuant to the Business Combination Agreement, the market value of the PubCo Shares has implicitly been reduced by about 95% compared to the pre-money valuation prior to the listing – implying a misalignment with the market perception of the value which inter alia could be due to less confidence from the market that the assumptions for the Initial Valuation Analysis and Updated Valuation Analysis can be fulfilled. The valuation of the Project, and the conditions for completing the Project and thus the valuation of the Future Payment Right is therefore at the date hereof highly uncertain.

(J)

Against this background, the Parties acknowledge that they have a shared interest in realising the Project, but that the transaction parameters under the KGLNG Transaction Agreement does not provide the required funding or overall framework to achieve this. The Seller and the Company depends on the Crown Group to realise the Project since the Crown Group’s LNG regasification solution must be used to fulfil conditions in the License. The Crown Group does however not have the required funding to support the Project, and the value of the Future Payment Right held by the Crown Group also depends on distributions from a developed and operational Project. In order to realise the Project, the Parties have therefore agreed that it is in their common best interest to revise the transaction parameters in order to facilitate for new funding to the Project to be obtained. Furthermore, after having considered various alternatives, the Parties consider the most viable alternative for funding of the Project is for the Crown Group to acquire the Company and raise proceeds for the development of the Project from a listing of the Company on the BSE.

(K)	In order to facilitate the contemplated listing and realisation of the Project, the Parties have agreed that:

(i)	the KGLNG Transaction Agreement (including the Future Payment Right and the Option) shall be cancelled;

(ii)	the New Buyer shall acquire the Shares; and

(iii)	East LNG shall undertake to support the New Buyer in the development of the Project and the listing of the Company on the BSE.

Page | 4 of 24

On this background, it is agreed as follows:

CONDITIONS

1	DEFINITIONS

1.1	In addition to the definitions set out elsewhere in this Agreement, the following definitions shall apply to capitalised terms used herein:

1.1.1	Agreement Date means the date of this Agreement.

1.1.2	BSE means BSE Limited, also known as the Bombay Stock Exchange.

1.1.3	BSE Listing means a listing of the ordinary shares of the Company on the BSE in order to raise proceeds for the development of the Project.

1.1.4	Business Days means a day when banks are open for general banking business in Norway, Singapore, Jersey, England and India.

1.1.5	Crown Group means PubCo and its subsidiaries.

1.1.6	Existing Approved Shareholder Loans means the outstanding loans from KGLNG as debtor at the date hereof in the amount of USD 600,000.

1.1.7	License means the 35 years license held by with Company (Order no. 286/APPCB/CFE/ROKKD/HO/2016) dated 8th of June 2016 by the competent authority of Andhra Pradesh.

1.1.8	Nasdaq means the Nasdaq Stock Market.

1.1.9	NYSE means the New York Stock Exchange.

1.1.10	PubCo Shares means the ordinary shares of no par value in the capital of PubCo.

1.1.11

PubCo Share Price means the published market value (based on 5 days volume weighted average price) per share of the PubCo Shares which are listed on Nasdaq at close of business New York time on the last Business Day prior to the New Buyer issuing the Promissory Note.

1.1.12	Tax or Taxes means any federal, state or local taxes, duties, levies, imposts, deductions, surcharges or other charges of any kind, nature or description past, present or future.

1.1.13

Transaction Costs means any amount of (a) fees, expenses or liabilities relating to advice and services rendered by professional advisors and consultants solely and directly in connection with the Share Purchase (excluding any recoverable VAT or other recoverable Taxes in respect of such fees and expenses) and (b) any other costs and expenses incurred in connection with the preparation, execution and performance of the Agreement and the Share Purchase.

1.1.14	USD means United States Dollars.

2	CANCELLATION OF THE KGLNG TRANSACTION AGREEMENT

2.1	The Parties hereby agree that the exercise of the Option by the Original Buyer on 2 August 2024 shall be considered withdrawn.

2.2

The Parties further agree that the KGLNG Transaction Agreement (as well as all related annexes, ancillary and amendment agreements) is hereby terminated by mutual consent, and each of the Parties are released and discharged from further obligations to each other and their respective rights against each other under the KGLNG Transaction Agreement (including without limitation the Option and the Future Payment Right) are hereby cancelled without any further liability for either of the Parties.

Page | 5 of 24

3	EXCLUSIVITY EXTENSION AND PROJECT SUPPORT

3.1

On the Agreement Date, East LNG shall enter into and the New Buyer shall procure that CHH enters into an amendment agreement to the Exclusivity Agreement in the form attached as Appendix 1 hereto (the “EA Amendment Agreement # 4”).

3.2

Immediately after the execution of the EA Amendment Agreement, East LNG, the Company and CHH shall enter into a novation agreement for the novation of the rights and obligations under the Exclusivity Agreement from East LNG to the Company in the form attached as Appendix 2 hereto (the “EA Deed of Novation”).

3.3

From the Agreement Date and for a period of 60 months thereafter, the Seller shall refrain from engaging in any activities or projects that directly compete with the Company or the New Buyer’s business within the regions of India’s East Coast, including but not limited to refraining from soliciting the customers, suppliers or employees of the Crown Group (the “Non-Compete Clause”).

3.4

As consideration for the Seller entering into the EA Amendment Agreement # 4 and EA Deed of Novation in support of the BSE Listing and for the Seller taking on the obligations under the Non-Compete Clause, the New Buyer shall issue a promissory note from the New Buyer in favour of the Seller in the amount of USD 58,000,000 in the form attached as Appendix 3 hereto (the “Support Promissory Note”).

4	NEW SHARE PURCHASE AGREEMENT

4.1

The Seller shall sell and transfer to the New Buyer, and the New Buyer shall purchase the Shares from the Seller, free and clear of any encumbrances and together with all rights attaching to them (the “Share Purchase”).

4.2

The detailed terms and conditions of the Share Purchase shall be included in a share purchase agreement to be entered into between the New Buyer and the Seller without undue delay after the Agreement Date (the “Share Purchase Agreement”). In addition to the terms and conditions included in this clause 4, the Share Purchase Agreement shall include, without limitation, warranties for title to the Shares and capacity of the Seller, as well as confirmation that the License remains in full force and effect that that there are no other substantial assets or liabilities in the Company and obligations for the Seller and New Buyer to make the required filings in India (including TAN and PAN registrations as applicable).

4.3

The purchase price for the Shares under the Share Purchase Agreement shall be a sum of USD 2,000,000,which shall be settled by issuance of a promissory note from the New Buyer in favour of the Seller in the amount of USD 2,000,000 in the form attached as Appendix 4 hereto (the “Purchase Promissory Note”).

4.4

The New Buyer shall procure that the Company pays the outstanding amounts under the Existing Approved Shareholder Loans at their nominal value as soon as practically possible after the Company has raised the required financing to make such payments. East LNG shall procure that the creditors does not enforce their claims under the under the Existing Approved Shareholder Loans until the Company has raised the required financing as aforesaid.

Page | 6 of 24

4.5	The New Buyer shall upon acquisition of the Shares pursuant to this clause 4 pursue the BSE Listing as soon as practically possible.

5	SETTLEMENT OF PROMISSORY NOTES

5.1

Immediately following the issuance of the Support Promissory Note and Purchase Promissory Note (together the “Promissory Notes”), the Seller undertakes to, and shall be entitled to subscribe for PubCo Shares for a total subscription amount equal to USD 60,000,000 based on a subscription price per share equal to the PubCo Share Price calculated on a 5 day VWAP less 5%. No separate consideration shall be payable by the Seller for this right to subscribe for the PubCo Shares.

5.2

Provided that no payments have been made under the Promissory Notes, the Seller shall transfer the ownership to the Promissory Note to PubCo in the date of subscription of the PubCo Shares as full and final payment for the subscription amount set out in clause 5.1.

5.3

Upon completion of the transfer of the Promissory Notes to PubCo, PubCo shall instruct its secretary to register the Seller (or such other affiliated shareholders of the Seller as the Seller notifies PubCo) as the holder of the PubCo Shares subscribed as set out in clause 5.1 which shall be credited as fully paid.

6	NOTICES

6.1

Any notice to be given under this Agreement shall be in writing and in the English language. Such notice shall be deemed duly given or made when delivered personally or by email to the Party in question as follows or at such address as the respective Party hereto may hereafter specify in writing to the other Party:

If to the Seller:

Name:	East LNG Pte Ltd
For the attention of:	Swapan Kataria, Director
Address:	7500a, Beach Road, #14-302 the Plaza,
Singapore 199591
E-mail:	sk@LNG9.com

If to the New Buyer, Original buyer, CHO or PubCo:

Name:	Crown LNG (Singapore) Pte. Ltd / Crown LNG India AS / Crown LNG Holding AS / Crown LNG Holdings Limited
For the attention of:	Jørn S. Husemoen
Address:	c/o Crown LNG Holding AS, Skøyen Atrium,
Drammensveien 147, 0277 Oslo, Norway
E-mail:	jorn@crownlng.com

6.2	Any notice given as set out in clause 6.1 shall be deemed to be have been given:

(a)	if delivered personally, at the time of delivery; or

(b)

if sent by e-mail, on the day it was sent provided it is sent during business hours on a Business Day and, if not, on the next Business Day, and provided that if the recipient of the e-mail has not confirmed receipt a copy of the notice must be delivered, sent by post or fax on the first Business Day thereafter.

Page | 7 of 24

7	TAXES AND TRANSACTION COSTS

7.1	The New Buyer shall be responsible for any and all Taxes and Transaction Costs due as a direct result of entry into of this Agreement and/or the accomplishment of the Share Purchase.

7.2

If by requirement of law any Taxes or amounts in respect of any Taxes must be deducted, withheld or paid by the New Buyer or the Seller as a result of entry into of this Agreement and/or the accomplishment of the Share Purchase, the New Buyer shall (a) pay such Taxes to the relevant authority and/or to the Seller (provided that the Seller provides evidence that such Taxes will be paid to the relevant authority) and (b) with respect to any Taxes due in respect of payments to be made from the New Buyer to the Seller under this Agreement, make such additional payments under Agreement as may be necessary to ensure that the Seller receives (free from any liability in respect of any such deduction or withholding) a net amount equal to the full amount which it would have received had payment not been made subject to Taxes or other deductions.

7.3	The Seller shall cooperate in good faith with the New Buyer to minimise any Taxes that may occur as a direct result of entry into of this Agreement and/or the accomplishment of the Share Purchase.

7.4	The Buyer shall pay any Transaction Costs incurred by the Seller in relation to the entry into of this Agreement and/or the accomplishment of the Share Purchase.

8	GENERAL

8.1

PubCo shall without undue delay after the Agreement Date ensure that the New Buyer is incorporated, and shall until the incorporation of the New Buyer be responsible for the rights and obligations of the New Buyer pursuant to this Agreement and any other documents entered into to carry out this Agreement.

9	GOVERNING LAW; LEGAL VENUE

9.1	All matters arising out of or relating to this Agreement shall be governed by Norwegian law.

9.2

In all disputes arising from or related to this Agreement, the Parties shall first seek to resolve the dispute amicably. If the dispute cannot be settled amicably, the dispute shall be finally decided by arbitration according to the Norwegian Arbitration Act of 14 May 2004 no. 25. The place for the arbitration shall be Oslo and the language for all documentation and proceedings related to the arbitration shall be English. The dispute, the arbitration proceedings and the arbitral award shall be confidential.

* * * * *

Page | 8 of 24

SIGNATURE PAGE

This Agreement has been signed by the Parties (or their duly authorised representatives) on the date stated at the beginning of this Agreement.

East LNG Pte. Ltd.	Crown LNG India AS

/s/ Swapan Kataria	/s/ Jørn Husemoen
Name: Swapan Kataria	Name: Jørn Husemoen
Position: Director	Position: Director

Crown LNG Holding AS	Crown LNG Holdings Limited

/s/ Jørn Husemoen	/s/ Jørn Husemoen
Name: Jørn Husemoen	Name: Jørn Husemoen
Position: Director	Position: Director

Crown LNG (Singapore) Pte. Ltd.

/s/ Jørn Husemoen
Name: Jørn Husemoen
Position: Director

Page | 9 of 24

APPENDIX 1 FORM OF EA AMENDMENT AGREEMENT # 4

FOURTH AMENDMENT TO EXCLUSIVITY AGREEMENT

THIS AMENDMENT TO EXCLUSIVITY AGREEMENT (the “Fourth Amendment”) is entered into on [=DATE] 2024 by and between:

(1)

Crown LNG India Limited (formerly known as Asia First Holdings Limited), a company incorporated under the laws of Hong Kong, with registered address at 11/F Tower 1 Tern Centre, 237 Queen’s Road, Central Hong Kong and with business registration number 2730016, (“Crown India”); and

(2)

Krishna Godavari LNG Terminal Private Limited, a private limited liability company incorporated under the laws of the state Andrha radish, India, with registered address at 67- 11-7/6, 5th Floor, VJ Inn, LB Nagar Main Road, Kakinada ± 533001, east Godavari Dist., AP, India, (“KGLNG”);

(Crown India and KGLNG hereinafter collectively referred to as the “Parties” or, individually, a “Party”).

BACKGROUND:

(A)

An Exclusivity Agreement (“Agreement”) between East LNG Pte. Ltd (“East LNG”) and Crown India (together the “Original Parties”) was entered into on 3rd of June 2020 and duly signed by East LNG and Crown India.

(B)

The Agreement regulates the rights and responsibility of each Party. East LNG have majority control of KGLNG through ownership of 525,000 of the total 526,000 shares issued in Krishna Godavari LNG Terminal Private Limited (“KGLNG”).

(C)	The Original Parties made certain amendments to the Agreement in an amendment to the Agreement dated 9th of September 2020 (the “First Amendment”).

(D)	The Original Parties made certain additional amendments to the Agreement in a second amendment to the Agreement dated 31st of March 2021 (the “Second Amendment”) as further set out therein.

(E)	The Original Parties made certain additional amendments to the Agreement in a third amendment to the Agreement dated 3 August 2023 (the “Third Amendment”) as further set out therein.

(F)

On the date of this Amendment 4, the Parties have agreed to make certain changes to the Agreement as set out below, first and foremost to extend the agreement perpetually, so that there shall be no requirement for final investment decision to occur within a final investment decision long stop date (or termination rights for final investment decision not having occurred within such date) thereunder.

(G)	Terms defined in the Agreement (as amended by the First Amendment, Second Amendment and Third Amendment) shall have the same meaning when used in this Fourth Amendment.

Page | 10 of 24

NOW, THEREFORE, the Parties have agreed as follows:

1	AMENDMENT TO THE AGREEMENT

1.1	Reference is made to the item 2.3 of the Agreement, which currently reads as follows:

“2.3	Both parties shall use their reasonable endeavours to ensure that FID is achieved no later than 31 December 2025 (the “FID Long Stop Date”).”

1.2	Item 2.3 of the Agreement shall be deleted in its entirety and shall have no further force or effect.

1.3	Furthermore, item 8.1.3 and item 8.2.2 of the Agreement, each of which refers to the FID Long Stop Date, shall deleted in their entirety and shall have no further force or effect..

2	MISCELLANEOUS

2.1

The provisions of clauses 10 (Confidentiality), 11 (Miscellaneous) and 12 (Governing Law and Dispute Resolution) of the Agreement shall apply, mutatis mutandis, as if written out in full in this Fourth Amendment.

2.2	Except to the extent amended or supplemented by this Fourth Amendment, the terms and conditions of the Agreement shall remain in full force and effect in all other respects.

2.3	This Fourth Amendment is supplemental to and shall be read as an integral part of the Agreement.

*****

(Signature pages follows on the next page)

Page | 11 of 24

SIGNATURE PAGE

Crown LNG India Limited	East LNG Pte. Ltd.

Name: Jørn Skule Husemoen	Name: Swapan Kataria
Position: Director	Position: Director

Page | 12 of 24

APPENDIX 2 FORM OF EA DEED OF NOVATION

DEED OF NOVATION

This deed of novation (the “Deed of Novation”) is made on [•] 2024.

BETWEEN

(1)

Crown LNG India Limited (formerly known as Asia First Holdings Limited), a company incorporated under the laws of Hong Kong, with registered address at 11/F Tower 1 Tern Centre, 237 Queen’s Road, Central Hong Kong and with business registration number 2730016, (“Crown India”);

(2)

East LNG Pte. Ltd., a private limited liability company incorporated under the laws of Singapore, with registered address at 7500A, Beach Road, #14-302 the Plaza, Singapore 199591, and with business registration number 201622928W (“East LNG”); and

(3)

Krishna Godavari Terminal Pvt. Ltd., a private limited liability company incorporated under the laws of the state Andrha radish, India, with registered address at 67-11-7/6, 5th Floor, VJ Inn, LB Nagar Main Road, Kakinada ± 533001, east Godavari Dist., AP, India, (“KGLNG”).

each a “Party” and together the “Parties”.

WHEREAS

(A)	An exclusivity agreement (“Agreement”) between East LNG and Crown India was entered into on 3rd of June 2020 and duly signed by East LNG and Crown India.

(B)	East LNG and Crown India made certain amendments to the Agreement in an amendment to the Agreement dated 9th of September 2020 (the “First Amendment”).

(C)	East LNG and Crown India made certain additional amendments to the Agreement in a second amendment to the Agreement dated 31st of March 2021 (the “Second Amendment”) as further set out therein.

(D)	East LNG and Crown India made certain additional amendments to the Agreement in a third amendment to the Agreement dated 3 August 2023 (the “Third Amendment”) as further set out therein.

(E)	East LNG and Crown India made certain additional amendments to the Agreement in a fourth amendment to the Agreement dated [•] (the “Fourth Amendment”) as further set out therein.

(F)

Terms defined in the Agreement (as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment) (together the “Exclusivity Agreement”) shall have the same meaning when used in this Deed of Novation.

(G)	The Parties have agreed that the rights and obligations of East LNG shall be novated to KGLNG. This Deed of Novation sets out terms of such novation.

IT IS HEREBY AGREED

1

Crown India consent to East LNG transferring all their rights and obligations under the Exclusivity Agreement to KGLNG as of [DATE] (the ‘‘Effective Date’’), and Crown India further undertake to KGLNG that it will discharge its obligations under the Exclusivity Agreement and be liable to KGLNG for any breaches of the Exclusivity Agreement on its part on or after the Effective Date, as if KGLNG had been party to the Exclusivity Agreement when it was first made.

Page | 13 of 24

2	KGLNG undertakes to Crown LNG that it will discharge the obligations of East LNG under the Exclusivity Agreement as if KGLNG were party to the Exclusivity Agreement when it was first made.

3

East LNG undertake to Crown LNG to remain liable for any acts or omissions of East LNG under the Exclusivity Agreement prior to the Effective Date, and further acknowledge that East LNG shall cease to have any rights or obligations under the Exclusivity Agreement on or after the Effective Date.

4

Crown India release and discharge East LNG from all liabilities, claims and demands of any kind arising from breaches which in each case occur after the Effective Date under or in connection with the Exclusivity Agreement.

5

The provisions of clauses 10 (Confidentiality), 11 (Miscellaneous) and 12 (Governing Law and Dispute Resolution) of the Agreement shall apply, mutatis mutandis, as if written out in full in this Deed of Novation.

6	Except to the extent amended or supplemented by this Deed of Novation, the terms and conditions of the Exclusivity Agreement shall remain in full force and effect in all other respects.

7	This Deed of Novation is supplemental to and shall be read as an integral part of the Exclusivity Agreement.

***

IN WITNESS WHEREOF, the Parties hereto have caused this Deed of Novation to be executed as a deed by their respective duly authorized signatories on the         2024.

[SIGNATURES ON NEXT PAGES]

Page | 14 of 24

Executed and delivered as a deed by Crown
LNG India Limited acting by
__________________, a [director / attorney-	......................................
in-fact / authorised signatory], in the presence of:	SIGNATURE OF [director / attorney-in-fact /
authorised signatory]

......................................

SIGNATURE OF WITNESS

NAME OF WITNESS IN BLOCK CAPITALS:

ADDRESS OF WITNESS:

OCCUPATION OF WITNESS:

Page | 15 of 24

Executed and delivered as a deed by East
LNG Pte. Ltd. acting by
__________________, a [director / attorney-	......................................
in-fact / authorised signatory], in the presence of:	SIGNATURE OF [director / attorney-in-fact /
authorised signatory]
......................................

SIGNATURE OF WITNESS

NAME OF WITNESS IN BLOCK CAPITALS:

ADDRESS OF WITNESS:

OCCUPATION OF WITNESS:

Page | 16 of 24

Executed and delivered as a deed by Krishna Godavari Terminal Pvt. Ltd., acting by           , a [director / attorney-in-fact / authorised signatory], in the presence of:

......................................

SIGNATURE OF WITNESS

NAME OF WITNESS IN BLOCK CAPITALS:

ADDRESS OF WITNESS:

OCCUPATION OF WITNESS:

Page | 17 of 24

APPENDIX 3 FORM OF SUPPORT PROMISSORY NOTE

PROMISSORY NOTE

Crown LNG (Singapore) Pte. Ltd., a private limited liability company incorporated under the laws of Singapore (the “Debtor”),

by its execution and delivery of this promissory note (the “Promissory Note”) does hereby acknowledge its debt to

East LNG Pte. Ltd., a private limited liability company incorporated under the laws of Singapore, with registered address at 7500a, Beach Road, #14-302 the Plaza, Singapore 199591, and with business registration number 201622928W (the “Creditor”);

in the principal amount of

USD 58,000,000 (United States Sixty Million dollars) (the “Principal Amount”)

on the following terms and conditions:

1.	Repayment:	The Debtor hereby irrevocably and unconditionally undertakes, warrants and promises to pay to the Creditor the Principal Amount in full on or before [=one year from issue date] (the “Repayment Date”). Notwithstanding the foregoing, the Debtor shall be entitled to prepay the Principal Amount in whole or in part at any time upon giving not less than fourteen (14) days prior written notice to the Creditor.

2.	Interest:	The Debtor shall pay interest on the Principal Amount at the rate of SOFR plus 1.5% per annum (on the basis of the actual number of days elapsed and a year of 360 days) which shall be payable quarterly in arrears.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

3.	Default interest:	If the Debtor fails to make any payment under this Promissory Note on the due date of such payment, it shall pay default interest on the overdue amount at an aggregate rate in accordance with the Norwegian Act relating to Interest on Overdue Payment of 1976 such default interest to be calculated (on the basis of the actual number of days elapsed and a year of 360 days) from the due date of that payment until (and including) the date of receipt by the Creditor of the overdue amount together with such accrued default interest.

4.	Acceleration:	The Debtor accepts and agrees that the Creditor, by written notice to the Debtor at the address set forth above, shall be entitled to declare the outstanding portion of the Principal Amount at any time immediately due and payable in full together with accrued interest and default interest if at any time Debtor fails to make any payment under this Promissory Note on the due date of such payment.

Page | 18 of 24

5.	Transferability	The parties acknowledge and agree that, except for (i) transfers contemplated in the form of this Promissory Note or (ii) other transfers to Crown LNG Holdings Limited or any of its subsidiaries, this Promissory Note is not transferable.

6.	Governing Law:	This Promissory Note and any non-contractual obligations arising out of or in connection with this Promissory Note shall be governed by Norwegian law.

7.	Jurisdiction:	Any dispute arising out of or in connection with this Promissory Note (including disputes regarding the existence, validity or termination of this Promissory Note and disputes relating to any non-contractual obligations arising out of or in connection with this Promissory Note) shall be decided by arbitration according to the Norwegian Arbitration Act of 14 May 2004 no. 25. The place for the arbitration shall be Oslo and the language for all documentation and proceedings related to the arbitration shall be English. The dispute, the arbitration proceedings and the arbitral award shall be confidential.

[Signature page to follow]

Page | 19 of 24

Date           2024

For and on behalf of

Crown LNG (Singapore) Pte. Ltd.

Name:

Title:

Page | 20 of 24

ENDORSEMENT FOR TRANSFER

This Promissory Note (which includes all of the Creditor’s rights and benefits hereunder) is hereby transferred to Crown LNG Holdings Limited, a private limited company incorporated under the laws Jersey with primary place of business at 37th Floor, 1 Canada Square, Canary Wharf, London, Greater London E14 5AA UK with registration number 149912 in Jersey, with effect from

Date

For and on behalf of

East LNG Pte. Ltd.

Name:

Title:

Page | 21 of 24

APPENDIX 4 FORM OF PURCHASE PROMISSORY NOTE

PROMISSORY NOTE

Crown LNG (Singapore) PTE. LTD, a private limited liability company incorporated under the laws of Singapore (the “Debtor”),

by its execution and delivery of this promissory note (the “Promissory Note”) does hereby acknowledge its debt to

East LNG Pte. Ltd., a private limited liability company incorporated under the laws of Singapore, with registered address at 7500a, Beach Road, #14-302 the Plaza, Singapore 199591, and with business registration number 201622928W (the “Creditor”);

in the principal amount of

USD 2,000,000 (United States Sixty Million dollars) (the “Principal Amount”)

on the following terms and conditions:

1.	Repayment:	The Debtor hereby irrevocably and unconditionally undertakes, warrants and promises to pay to the Creditor the Principal Amount in full on or before [=one year from issue date] (the “Repayment Date”). Notwithstanding the foregoing, the Debtor shall be entitled to prepay the Principal Amount in whole or in part at any time upon giving not less than fourteen (14) days prior written notice to the Creditor.

2.	Interest:	The Debtor shall pay interest on the Principal Amount at the rate of SOFR plus 1.5% per annum (on the basis of the actual number of days elapsed and a year of 360 days) which shall be payable quarterly in arrears.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

3.	Default interest:	If the Debtor fails to make any payment under this Promissory Note on the due date of such payment, it shall pay default interest on the overdue amount at an aggregate rate in accordance with the Norwegian Act relating to Interest on Overdue Payment of 1976 such default interest to be calculated (on the basis of the actual number of days elapsed and a year of 360 days) from the due date of that payment until (and including) the date of receipt by the Creditor of the overdue amount together with such accrued default interest.

4.	Acceleration:	The Debtor accepts and agrees that the Creditor, by written notice to the Debtor at the address set forth above, shall be entitled to declare the outstanding portion of the Principal Amount at any time immediately due and payable in full together with accrued interest and default interest if at any time Debtor fails to make any payment under this Promissory Note on the due date of such payment.

Page | 22 of 24

5.	Transferability	The parties acknowledge and agree that, except for (i) transfers contemplated in the form of this Promissory Note or (ii) other transfers to Crown LNG Holdings Limited or any of its subsidiaries, this Promissory Note is not transferable.

6.	Governing Law:	This Promissory Note and any non-contractual obligations arising out of or in connection with this Promissory Note shall be governed by Norwegian law.

7.	Jurisdiction:	Any dispute arising out of or in connection with this Promissory Note (including disputes regarding the existence, validity or termination of this Promissory Note and disputes relating to any non-contractual obligations arising out of or in connection with this Promissory Note) shall be decided by arbitration according to the Norwegian Arbitration Act of 14 May 2004 no. 25. The place for the arbitration shall be Oslo and the language for all documentation and proceedings related to the arbitration shall be English. The dispute, the arbitration proceedings and the arbitral award shall be confidential.

[Signature page to follow]

Page | 23 of 24

Date           2024

For and on behalf of

Crown LNG (Singapore) Pte. Ltd.

Name:

Title:

Page | 24 of 24

ENDORSEMENT FOR TRANSFER

This Promissory Note (which includes all of the Creditor’s rights and benefits hereunder) is hereby transferred to Crown LNG Holdings Limited, a private limited company incorporated under the laws Jersey with primary place of business at 37th Floor, 1 Canada Square, Canary Wharf, London, Greater London E14 5AA UK with registration number in Jersey 149912, with effect from

Date

For and on behalf of

East LNG Pte. Ltd.

Name:

Title: